UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Harris Teeter Supermarkets, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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On August 30, 2013, Frederick J. Morganthall, II, President and Chief Operating Officer of Harris Teeter Supermarkets, Inc. (the “Company”), and Rodney C. Antolock, Executive Vice President of the Company, issued a message to Company employees providing certain updated information regarding the Agreement and Plan of Merger dated July 8, 2013 (the “Merger Agreement”) among the Company, The Kroger Co. (“Kroger”) and Hornet Acquisition, Inc., a wholly-owned subsidiary of Kroger. A copy of the message follows.

Message to Employees

Dear Harris Teeter Associates,

The merger agreement between Harris Teeter and Kroger was announced seven weeks ago. Since that time we hope that you have come to understand how great this opportunity is for you. Being part of the second largest retailer in this country will allow us to more effectively compete with Wal-Mart and other large retailers through improved technology and better product sourcing.  At the same time, we will be able to maintain our status as an industry leader in customer service – a reputation we have earned through your hard work and dedication.  The future for Harris Teeter and our associates has never been brighter.

We have received many questions concerning the transition and how it will affect you.   As you know, we have posted answers to frequently asked questions on HT Daily. We will continue to operate as Harris Teeter, and many things will stay the same.  We fully expect our profit sharing plan to stay in place as well.  The way we work together also will stay the same.  We believe strongly that it is best for you to interact directly with your managers at Harris Teeter who are there to help and support you.  We always have worked together as a team, without the interference of an outside third party like a union.    It is one of the reasons Harris Teeter has been so successful.  We believe the future is bright.

Unfortunately, it appears the United Food and Commercial Workers Union (UFCW) is trying to take advantage of the merger to gain new members.  When talking about the pending merger between Kroger and Harris Teeter, UFCW International President Joseph T. Hansen said recently:

“If Kroger thinks we are going to sit back and let a large portion of their stores Operate as non-union, they are in for a rude awakening.”

In this statement there is no consideration as to what you think as Harris Teeter associates. The UFCW is assuming that it is their decision as to whether you have third party representation. That is not correct, only you can make that decision.  We do not believe that an outside third party with its own agenda, like a union, coming between us, is in your best interest.

Both Harris Teeter and Kroger understand that the most important asset Harris Teeter has is our associates.  The success of this merger will depend on your confidence in the future of Harris Teeter and how you service our customers.

The timing of the completion of the merger is still not set. We have set October 3, 2013 as the date of the special meeting of our shareholders to approve the merger. The proxy statement (the document soliciting shareholder vote on the merger) was sent to our Shareholders on August 27, 2013 and the anti-trust filing with the Federal Trade Commission has not yet occurred. We will keep you informed as the timing becomes clear.

Thank you for all you do. Our customers shop at Harris Teeter because of you and the service you provide to them every day.

Fred J. Morganthall, II

Rod Antolock

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Kroger. In connection with the proposed merger transaction, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on August 27, 2013. BEFORE MAKING ANY VOTING DECISION, Shareholders are urged to read the DEFINITIVE proxy statement and any other documents filed with the SEC in connection with the proposed merger or incorporated by reference in the DEFINITIVE proxy statement because they contain important information about the proposed merger.

The definitive proxy statement was mailed to the Company’s shareholders on or about August 27, 2013. Free copies of the definitive proxy statement and other filings that the Company has made with the SEC may be obtained at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the definitive proxy statement and other filings that the Company has made with the SEC from the Company’s website at http://www.harristeetersupermarkets.com or by directing a request to: Harris Teeter Supermarkets, Inc., 701 Crestdale Road, Matthews, North Carolina 28105, Attn: Secretary of the Corporation.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger are set forth in the definitive proxy statement and other relevant documents that may be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended October 2, 2012 and in its definitive proxy statement for its 2013 annual meeting of shareholders filed with the SEC on Schedule 14A on January 4, 2013.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results to differ from such statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed Merger Agreement; the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s shareholders and government or regulatory agencies; the risk that a closing condition to the proposed merger may not be satisfied; risks related to the disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, suppliers and service providers; and other economic, business, competitive, and regulatory factors affecting the businesses of the Company generally, including those set forth in the filings of the Company with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its annual reports on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.